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                      ARTICLES OF AMENDMENT
                             TO THE
                    ARTICLES OF INCORPORATION
                     MADONNA MINING CO., LTD.

     Pursuant to the provisions of the Utah Business Corporation
Act, the undersigned corporation hereby adopts the following
Articles of Amendment to its Articles of Incorporation:

FIRST:    The name of the corporation is:
          MADONNA MINING CO., LTD.

SECOND: The following amendment to the Articles of Incorporation was duly adopted by the shareholders of the corporation:

          The name of the corporation is:
          MAXAM INTERNATIONAL CORPORATION

THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 6th day of May, 1985, in the manner prescribed by the laws of Utah.

FOURTH: The number of shares outstanding on said date was 25,000,000 and the number of shares entitled to vote was 25,000,000.

FIFTH: The number of shares voted for said Amendment was 19,000,000 and the number of shares voted against said
          Amendment was none.

SIXTH: No class of shares was entitled the vote thereon as a class.

SEVENTH: The manner in which any exchange, reclassification or cancellation of issued and outstanding shares provided for here shall be effected as follows:
          No change.

Seal

                              /s/ Bill R. Presley, President

                              /s/ Sean F. Deneny, Secretary








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STATE OF IDAHO      :
                    :    ss.
COUNTY OF ADA       :

     On the 6th day of June, 1985, before me, a Notary Public for said state, personally appeared Bill R. Presley, know to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, on the day and year in the certificate first above written.


                              /s/ Peter Schemer
                              Notary Public for the State of
                              Idaho, residing at Boise, Idaho.
                              1-19-91



STATE OF NEW YORK   :
                    :    ss.
COUNTY OF NEW YORK  :

     On the 7th day of June, 1985, personally appeared before me, the above signed person, know to me to be the Secretary of Madonna Mining Co., Ltd., and upon being duly sworn did state that the forgoing instrument was voluntarily signed by him for the purposes above stated.

                              /s/ Peter Quaglia
                              Notary Public
                              Seal

STATE OF UTAH
DEPARTMENT OF COMMERCE
DIVISION OF CORPORATIONS AND COMMERCIAL CODE

SEAL